                                                   THIS INSTRUMENT WAS PREPARED
                                                   BY /S/ STANFORD J. SKINNE
                                                   1407-14 CITY FEDERAL BUILDING
                                                   BIRMINGHAM, ALABAMA  35203

                          CERTIFICATE OF INCORPORATION

                                       OF
                            SONICS ASSOCIATES, INC.,

                                A BODY CORPORATE

TO THE HONORABLE JUDGE OF PROBATE
OF JEFFERSON COUNTY, ALABAMA:

         The undersigned Lynn A. McCroskey, James Cawthon, Jr. and James
Cawthon, Sr.                             each of whom is over the age of
twenty-one years, desiring to organize a body corporate under the laws of the State of Alabama, and being all of the subscribers to the capital stock of the corporation hereby organized, do make, sign and file this Certificate of Incorporation as follows:

         1. The name of the corporation shall be SONICS ASSOCIATES, INC.
                            , and the corporation shall be authorized to trade
in said name or to use any other trade name not now being used by any other person, firm or corporation.

         2. The objects for which the corporation is formed are:

      (a) To carry on the business of audio systems design, construction, installation,. and maintenance; to deal in electronics parts, audio systems and repairs; to set up towers, electronic transmission lines and related private or public systems.

      (b) To purchase, acquire, hold, improve, sell, convey, assign, exchange, release, mortgage, encumber, lease, hire and deal in real and personal property of every kind and character.

      (c) To manufacture, purchase or otherwise acquire, own, pledge, sell, assign and transfer or otherwise dispose of, and invest, trade and deal in and with goods, wares and merchandise of every class and description, whether or not the same specifically pertain to the classes of business above specified.

      (d) To acquire bonds or stocks of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

      (e) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States of America or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

      (f) To acquire, by purchase, subscription or otherwise, and to own, hold, sell and dispose of, exchange, deal in and deal with stocks, bonds, debentures, obligations, evidences of indebtedness, promissory notes, mortgages and securities executed by any individual or by any corporation, whether public or private, government or municipality or otherwise, and to issue and exchange for all such stocks, bonds, debentures, obligations, evidences of indebtedness, promissory notes, mortgages or securities, the stocks, bonds, debentures or other evidence of indebtedness of this corporation, and this corporation shall have express power to hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of capital stocks, bonds, debentures, promissory notes, mortgages and securities so acquired by it and to exercise all the powers of a stockholder in any corporation in which it may so acquire shares of capital stock.

      (g) To borrow and lend money and to give or take security therefor by way of mortgage, pledge, transfer or assignment of real or personal property, of every nature and description.

      (h) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

      (i) To issue bonds, debentures or obligations of this corporation from time to time, for any of the objects or purposes of the corporation, and to secure the same by mortgage, pledge, deed of trust or otherwise.

      (j) To have one or more offices to carry on all or any of its operations and business and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, pledge, sell, assign and transfer, convey or otherwise dispose of, invest, trade, deal in and deal with goods, wares and merchandise and real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony and Country.

      (k) To purchase or otherwise acquire its own shares of stock (so far as may be permitted by law) and its bonds, debentures, notes, scrip or other securities, or evidence of indebtedness, and to hold, sell, transfer, or re-issue the same.

      (l) To do all and everything necessary and proper for the accomplishment of the objects herein enumerated or necessary or incidental to the protection and benefit of the corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the purposes of the corporation, whether such business is similar in nature to the objects and powers hereinabove set forth or otherwise; but nothing herein contained is to be construed as authorizing this corporation to carry on the business of banking or that of a trust company or that of the business of insurance in any of its branches.

         The foregoing clauses shall be construed as objects and purposes of the corporation, in addition to those powers specifically conferred upon the corporation by law, and it is hereby provided that the foregoing specific enumeration of powers shall not be held to limit or restrict in any manner the powers of the corporation otherwise granted by law.

         3. The location of the principal office of the corporation shall be in the City of Birmingham, County of Jefferson, State of Alabama.

         4. The amount of the total authorized capital stock of the corporation shall be Two Thousand and 00/100------------($2,000.00) Dollars, divided into Two Hundred (200) shares of common capital stock having a par value of Ten and 00/100--------($10.00) Dollars per share. The amount of paid-in capital stock with which the corporation shall begin business shall be One Thousand and 00/100----------($1,000.00 ) Dollars, divided into One Hundred (100)
shares of common capital stock having a par value of Ten and 00/100----------($10.00 ) Dollars per share.

         5. The name and post office address of the officer or agent of the corporation designated to receive subscriptions to the capital stock of the corporation by the incorporators is Lynn A. McCroskey, President, 3126 12th Avenue North, Birmingham, Alabama 35234.

         6. The names and post office addresses of the incorporators, and the number of shares subscribed by each, are as follows:

                                                                             NUMBER
NAME                             POST OFFICE ADDRESS                        OF SHARES
----                             -------------------                        ---------
Lynn A. McCroskey,     3126 12th Avenue North, Birmingham, Alabama 35234        50

James Cawthon, Jr.,    3126 12th Avenue North, Birmingham, Alabama 35234        49

James Cawthon, Sr.,    100 Lucerne Boulevard, Homewood, Alabama 35209            1



         The names and post office addresses of the directors are as follows:

NAME                             POST OFFICE ADDRESS
----                             -------------------
Lynn A. McCroskey,     3126 12th Avenue North, Birmingham, Alabama  35234

James Cawthon, Jr.,    3126 12th Avenue North, Birmingham, Alabama  35234

James Cawthon, Sr.,    100 Lucerne Boulevard, Homewood, Alabama  35209


         The names and post office addresses of the officers chosen for the first year are as follows:

NAME                   POST OFFICE ADDRESS                OFFICE
----                   -------------------                ------
Lynn A. McCroskey,     3126 12th Avenue North,            President
                       Birmingham, Alabama 35234

James Cawthon, Jr.,    3126 12th Avenue North,            Vice-President
                       Birmingham, Alabama 35234

James Cawthon, Sr.,    100 Lucerne Boulevard,             Secretary-Treasurer
                       Homewood, Alabama 35209


         7. The period for the duration of the corporation shall be perpetual.

         8. The corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or by By-Laws adopted in amendment thereto.

         IN FURTHERANCE AND NOT IN LIMITATION of the powers conferred by statute, the Board of Directors is expressly authorized:

      (a) To make and alter the By-Laws of this corporation, but By-Laws made by the directors may be altered or repealed by the directors or stockholders;

      (b) To fix and determine and to vary the amount of working capital of the corporation; to determine whether any and, if any, what part of any accumulated profits shall be declared and paid as dividends; to determine the date or dates for the declaration and payment of dividends; to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in;

      (c) To make, from time to time (so far as may be permitted by law) temporary secured or unsecured loans when, in the judgment of the Board of Directors, the money so loaned is not at the time required in the conduct of the business of the corporation.

         The corporation may, in its By-Laws, confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statute.

         9. The corporation shall have no right, power or authority to manufacture, sell, keep for sale, or otherwise dispose of, or store, warehouse, deliver or transport any prohibited liquors or beverages, or be in any way concerned with the traffic thereof, contrary to any valid statute of the State of Alabama, and if the corporation shall handle or deal in prohibited liquors or beverages in violation of any valid statute of said State, this charter shall be subject to forfeit as provided by the laws of the State of Alabama.

         10. Attached hereto, marked Exhibit "A" and made a part hereof, is a statement under oath made by the said Lynn A. McCroskey, the officer or agent designated by the incorporators to receive subscriptions to the capital stock of said corporation, showing the amount of capital stock of said corporation which has been paid, and there is also attached hereto, marked Exhibit "B" and made a part hereof, subscription list of said corporation showing the amount of capital stock subscribed for by each of said incorporators and the manner in which such subscriptions shall be discharged.

         IN WITNESS WHEREOF, the undersigned incorporators have hereunto subscribed their names to this Certificate of Incorporation this the 28 day of January, 1972.

              WITNESSES

------------------------------------
     signed                               /s/ Lynn A. McCroskey
------------------------------------      --------------------------------------
                                          President

------------------------------------
     signed                               /s/ James B. Cawthon, Jr.
------------------------------------      --------------------------------------
                                          Vice-President

------------------------------------
     signed                               /s/ James B. Cawthon, Sr.
------------------------------------      --------------------------------------
                                          Secretary-Treasurer

                                   EXHIBIT "A"

STATE OF ALABAMA,

JEFFERSON COUNTY.



         Before me, the undersigned authority, a Notary Public in and for said County, in said State, personally appeared Lynn A. McCroskey
                     , who is known to me and who, being by me first duly sworn, deposes and says that he is the officer and agent designated and authorized by
the incorporators of Sonics Associates, Inc.                      , a body
corporate, organized under the laws of the State of Alabama, to receive subscriptions to capital stock of said corporation; that the number of shares of capital stock subscribed for is One Hundred (100) shares of common stock having a par value of Ten and 00/100 --------------------($10.00) Dollars per share;
that a copy of the subscription list to the capital stock of said corporation is attached hereto, marked Exhibit "B" and made a part hereof; that each of said incorporators and subscribers to the said capital stock has paid the full amount of his or her subscription in the following manner:

Lynn A. McCroskey,            50 shares        Cash

James Cawthon, Jr.,           49 shares        Cash

James Cawthon, Sr.,            1 share         Cash


                                       /s/ Lynn A. McCroskey
                                       -----------------------------------
                                       LYNN A. McCROSKEY

Sworn to and subscribed before
me this 28 day of January 1972

     signed
-----------------------------------
           Notary Public

                                   EXHIBIT "B"

                     SUBSCRIPTION LIST TO THE CAPITAL STOCK

                                       OF

                             SONIC ASSOCIATES, INC.

                                A BODY CORPORATE

         We, the undersigned, do respectively subscribe for and agree to pay the number of shares of common capital stock of SONIC ASSOCIATES, INC.
                     , a body corporate, proposed to be organized under the laws of the State of Alabama, as set opposite our respective signatures hereunder, and to pay therefor upon the organization of said corporation in the following manner:

NUMBER
OF SHARES    METHOD OF PAYMENT
---------    -----------------
50                Cash            /s/ Lynn A. McCroskey
                                  ---------------------------------------
                                               LYNN A. McCROSKEY

49                Cash            /s/ James B. Cawthon, Jr.
                                  ---------------------------------------
                                               JAMES CAWTHON, JR.

1                 Cash            /s/ James B. Cawthon, Sr.
                                  ---------------------------------------
                                               JAMES CAWTHON, SR.
